                                                                     EXHIBIT 4.4

================================================================================

                      LINKTONE LTD. SHAREHOLDERS AGREEMENT

                                      Among

                                IP FUND ONE, L.P.
                       As Series B Preferred Shareholders

                                       and

                      INTRINSIC TECHNOLOGY (HOLDINGS) LTD.
                       As Series C Preferred Shareholders

                                       and

                      The Series A Preferred Shareholders,

                                       and

                        JUN WU, LEE HAICHAO, SHAO XIAOLI
                                       and
                           LUNAR OCCIDENTAL GROUP LLC
                            As Founding Shareholders,

                                       and

                             MITSUBISHI CORPORATION
                                       AND
                                INDEX CORPORATION
                       As Series D Preferred Shareholders

                                       And

                          HONG LIM INVESTMENTS PTE LTD
                       As Series E Preferred Shareholders

                                       And

                                  LINKTONE LTD.

                  AMENDED and RESTATED AS OF November 19, 2001

================================================================================

                                TABLE OF CONTENTS

                                                                                                                        Page
                                                                                                                        ----
ARTICLE I DEFINITIONS............................................................................................        2

   SECTION 1.1       DEFINITIONS.................................................................................        2
   SECTION 1.2       INTERPRETATION..............................................................................        7

ARTICLE II THE COMPANY...........................................................................................        8

   SECTION 2.1       THE COMPANY.................................................................................        8
   SECTION 2.2       PURPOSE.....................................................................................        8
   SECTION 2.3       TERM........................................................................................        8

ARTICLE III SHARE CAPITAL........................................................................................        8

   SECTION 3.1       CAPITALIZATION OF THE COMPANY...............................................................        8
   SECTION 3.2       ADDITIONAL FUNDING; PRE-EMPTIVE RIGHTS......................................................        9
   SECTION 3.3       EMPLOYEE STOCK OPTIONS......................................................................       10

ARTICLE IV CORPORATE GOVERNANCE..................................................................................       10

   SECTION 4.1       BOARD OF DIRECTORS..........................................................................       10
   SECTION 4.2       MEETINGS; NOTICE OF MEETINGS................................................................       11
   SECTION 4.3       GENERAL ACTIONS OF THE BOARD OF DIRECTORS; NOTICES OF BOARD MEETINGS........................       12
   SECTION 4.4       MINORITY PROTECTION.........................................................................       12
   SECTION 4.5       SHAREHOLDERS ACTIONS........................................................................       15
   SECTION 4.6       WRITTEN RESOLUTIONS.........................................................................       16
   SECTION 4.7       REMUNERATION................................................................................       16
   SECTION 4.8       MANAGEMENT APPOINTMENTS.....................................................................       16

ARTICLE V CERTAIN RIGHTS OF THE PREFERRED SHAREHOLDERS...........................................................       16

   SECTION 5.1       LIQUIDATION PREFERENCE......................................................................       16
   SECTION 5.3       INFORMATION RIGHTS..........................................................................       18
   SECTION 5.4       TERMINATION OF CERTAIN SHAREHOLDERS' RIGHTS.................................................       18
   SECTION 5.5       ACER AND INTRINSIC REDEMPTION RIGHTS........................................................       18
   SECTION 5.6       TEMASEK REDEMPTION RIGHTS...................................................................       19
   SECTION 5.7       MITSUBISHI AND INDEX RATCHET-DOWN PROVISIONS................................................       19
   SECTION 5.8       TEMASEK RATCHET-DOWN PROVISIONS.............................................................       19
   SECTION 5.9       MITSUBISHI AND INDEX AGENCY RIGHTS..........................................................       19

ARTICLE VI TRANSFER OF SHARES....................................................................................       20

   SECTION 6.1       GENERAL RESTRICTIONS ON TRANSFER............................................................       20
   SECTION 6.2       RIGHT OF FIRST OFFER........................................................................       20
   SECTION 6.3       TAG ALONG RIGHT.............................................................................       21
   SECTION 6.4       LEGEND ON CERTIFICATES......................................................................       21
   SECTION 6.5       REGISTRATION OF SHARE TRANSFERS.............................................................       21
   SECTION 6.6       PROHIBITION OF ENCUMBRANCES OF SHARES.......................................................       22

ARTICLE VII REPRESENTATIONS, WARRANTIES AND COVENANTS............................................................       22

   SECTION 7.1       FOUNDING SHAREHOLDERS REPRESENTATIONS AND WARRANTIES........................................       22
   SECTION 7.2       MITSUBISHI, INDEX, TEMASEK, ACER, ICON, INTRINSIC AND LUNAR GROUP REPRESENTATIONS
                     AND WARRANTIES..............................................................................       22
   SECTION 7.4       CONFIDENTIALITY.............................................................................       23

ARTICLE VIII DISPUTE RESOLUTION..................................................................................       24

   SECTION 8.1       ARBITRATION.................................................................................       24
   SECTION 8.2       COURT ACTION................................................................................       24
   SECTION 8.3       WAIVER OF IMMUNITY..........................................................................       25
   SECTION 8.4       CONTINUED PERFORMANCE.......................................................................       25
   SECTION 8.5       SURVIVAL....................................................................................       25

ARTICLE IX INITIAL PUBLIC OFFERING; REGISTRATION RIGHTS; TRADE SALE..............................................       25

   SECTION 9.1       INITIAL PUBLIC OFFERING.....................................................................       25
   SECTION 9.2       DEMAND REGISTRATION.........................................................................       25
   SECTION 9.3       PIGGY-BACK REGISTRATION.....................................................................       26
   SECTION 9.4       ADJUSTMENTS TO REGISTRATION.................................................................       27
   SECTION 9.5       REGISTRATION PROCEDURES.....................................................................       27
   SECTION 9.6       EXPENSES; LIMITATIONS ON REGISTRATION.......................................................       29
   SECTION 9.7       INDEMNIFICATION.............................................................................       30

ARTICLE X MISCELLANEOUS..........................................................................................       31

   SECTION 10.1      NOTICES.....................................................................................       31
   SECTION 10.2      BINDING EFFECT..............................................................................       33
   SECTION 10.3      HEADINGS....................................................................................       33
   SECTION 10.4      ASSIGNMENT..................................................................................       34
   SECTION 10.5      NO THIRD PARTY BENEFICIARY..................................................................       34
   SECTION 10.6      FURTHER ASSURANCES..........................................................................       34
   SECTION 10.7      LANGUAGE....................................................................................       34
   SECTION 10.8      GOVERNING LAW...............................................................................       34
   SECTION 10.9      ENTIRE AGREEMENT; TERMINATION OF ORIGINAL SHAREHOLDERS AGREEMENTS...........................       34
   SECTION 10.10     AMENDMENT AND WAIVER........................................................................       35
   SECTION 10.11     REMEDIES....................................................................................       35
   SECTION 10.12     NON-RECOURSE................................................................................       35
   SECTION 10.13     SEVERABILITY................................................................................       35
   SECTION 10.14     COUNTERPARTS................................................................................       35
   SECTION 10.15     NO JOINT VENTURE............................................................................       35
   SECTION 10.16     AGGREGATION OF SHARES.......................................................................       35
   SECTION 10.17     INDEMNIFICATION.............................................................................       36
   SECTION 10.18     SUBMISSION TO JURISDICTION..................................................................       36
   SECTION 10.19     SIGNED ORIGINALS NOT NECESSARY..............................................................       36
   SECTION 10.20     QEF ELECTION; U.S. TAX ISSUES...............................................................       36

Exhibit A         Memorandum and Articles of Association of the Company

Schedule 7.3      Investments of the Founding Shareholders

                             SHAREHOLDERS AGREEMENT

         This SHAREHOLDERS AGREEMENT (this "Agreement") as amended and restated as of November 19, 2001 is made by and among:

     (1) LINKTONE LTD., an exempted company with limited liability incorporated and existing under the laws of the Cayman Islands, formally known as Intrinsic Technology Ltd. ("Linktone" or the "Company");

     (2) HONG LIM INVESTMENTS PTE LTD, a company with limited liability incorporated and existing under the laws of Singapore ("Temasek");

     (3) MITSUBISHI CORPORATION, an exempted company with limited liability incorporated and existing under the laws of Japan ("Mitsubishi");

     (4) INDEX CORP, an exempted company with limited liability incorporated and existing under the laws of Japan ("Index");

     (5) INTRINSIC TECHNOLOGY (HOLDINGS) LTD., an exempted company with limited liability incorporated and existing under the laws of the Cayman Islands ("Intrinsic");

     (6) IP FUND ONE, L.P., a company incorporated under the laws of the Cayman Islands ("Acer");

     (7) ICON VENTURES ASIA LIMITED, a company formed under the laws of the Cayman Islands ("Icon");

     (8) JUN WU, a citizen of the United Kingdom of Great Britain and Northern Ireland (the "U.K.");

     (9)  LEE HAICHAO, a citizen of the U.K.;

     (10) SHAO XIAOLI, a citizen of Singapore;

     (11) LUNAR OCCIDENTAL GROUP LLC, a limited liability company organized and existing under the laws of Delaware, the sole members of which are DEREK SULGER and PATRICK BENZIE ("Lunar Group", together with Jun Wu, Lee Haichao, and Shao Xiaoli, the "Founding Shareholders"); and

     (12) the Series A Preferred Shareholders whose names are set forth on the signature pages hereto.

                                   WITNESSETH:

         WHEREAS, the Company holds ownership interests in Linktone Consulting Co., Ltd. ("Shanghai Linktone"), a wholly owned foreign enterprise established pursuant to the laws of the People's Republic of China ("PRC") and Shanghai Huitong Information Company Ltd. ("Shanghai Huitong") a joint venture company established pursuant to the laws of the PRC (together with Shanghai Linktone and Shanghai Huitong, the "Linktone Entities"); and

         WHEREAS, the Company and the Shareholders other than Intrinsic and Index and Mitsubishi had entered into the Original Shareholders Agreements, and desired to terminate such agreements and enter into this Agreement (in its prior form to the November [ ], 2001 amendment and restatement) for the purpose of restating the Shareholders rights and obligations with respect to the Company and the terms on which the Company is to be managed; and

         WHEREAS, Intrinsic and the Company have entered into that certain share subscription agreement, dated as of April 11, 2001("the Series C Subscription Agreement"), whereby Intrinsic agreed to purchase the Series C Preferred Shares from the Company, and in connection with the execution of the Series C Subscription Agreement, Intrinsic became a party to this Agreement; and

         WHEREAS, Mitsubishi and Index and the Company have entered into that certain share subscription agreement, dated as of July 19, 2001 ("the Series D Subscription Agreement"), whereby Mitsubishi and Index agreed to purchase the Series D Preferred Shares from the Company, and in connection with the execution of the Series D Subscription Agreement, Mitsubishi and Index became a party to this Agreement.

         WHEREAS, Temasek and the Company have entered into that certain share subscription agreement, dated as of the date hereof ("the Series E Subscription Agreement"), whereby Temasek have agreed to purchase the Series E Preferred Shares from the Company, and in connection with the execution of the Series E Subscription Agreement, the parties desire Temasek to become a party to this amended and restated Agreement.

         NOW THEREFORE, in consideration of the promises, covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1       Definitions.

         The following capitalized terms when used in this Agreement shall have the meanings set forth below for such terms.

         "Acer" has the meaning set forth in the preamble.

         "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" has the meaning set forth in the preamble.

         "Board of Directors" means the board of directors of the Company.

         "Business" has the meaning set forth in Section 2.2.

         "Business Day" means any day which is not a Saturday, Sunday or a day on which banks are authorized or required to close in the city of Beijing in the People's Republic of China.

         "Business Plan" has the meaning set forth in Section 4.1(b).

         "Closing Date" means the date of this Agreement.

         "Commission" has the meaning set forth in Section 9.2(a).

         "Common Shareholders" means the holders of the Common Shares.

         "Common Shares" means the voting ordinary shares, par value US$0.01 per share, of the Company.

         "Company" has the meaning set forth in the preamble.

         "Controlling Person" has the meaning set forth in Section 9.7(a).

         "Conversion Date" has the meaning set forth in Section 5.2(c).

         "Employee Stock Option Plan" has the meaning set forth in Section 3.3.

         "Equity Linked Securities" has the meaning set forth in Section 3.2(b).

         "Fair Market Value" means, for purposes of the determination of the exercise price of employee stock options granted by the Company pursuant to
Section 3.3 as at any date specified herein, the fair value of the Common Shares calculated as follows: (i) if there is not a public market for the Common Shares, the price for which all the outstanding Common Shares (on a fully diluted basis, assuming receipt of applicable consideration for any conversion, exchange or exercise of any outstanding warrants into Preferred Shares and assuming the conversion into Common Shares of all Preferred Shares) could be sold in an arm's length transaction to a third party which is not an Affiliate in a sale conducted in an orderly manner with a reasonable time for conducting the same, treating the Company and the Subsidiaries as a going concern (without regard to the lack of liquidity of the Common Shares due to any restrictions contained in this Agreement or otherwise or any discount for minority interests), or (ii) if there shall be a public market for the Common Shares, the average of the daily market prices for each day during the 30 consecutive trading days commencing 45 Business Days before such date as of which such a price can be established in a manner set forth below. The "market price" in the preceding sentence refers to the last sale price on such day as reported in the official reporting system, or, if none, a recognized reporting system for the applicable public market, or is such last sale price is not available, the average of the closing bid and asked prices as reported in such system or the best alternative means available.

         Fair Market Value shall initially be determined by the Board of Directors 60 Business Days prior to the issuance of stock options pursuant to the Employee Stock Option Plan. In the event two or more members of the Board of Directors disagree with the determination made, the members shall endeavour to reach a mutually acceptable determination of the Fair Market Value in question. If agreement cannot be reached within a 21-day period, the chairman of the Board of Directors shall designate three unaffiliated qualified investment banks of international standing (not having any current material relationship with any of the Shareholders) and the majority of the Board of Directors shall select and appoint one of the three designated investment banks, and failing such written designation within five Business Days after the end of the 21-day period, the Company shall have the right to designate by written notice to the Board of Directors any qualified investment bank of international standing (not having any current material relationship with any of the Shareholders), to be the independent appraiser (acting as experts and not arbitrators) to determine the Fair Market Value, which determination shall be made within 20 days from the date of appointment. The costs and expenses of the appraiser shall be borne by the Company.

         "First Offer" has the meaning set forth in Section 6.2(a).

         "First Offer Notice" has the meaning set forth in Section 6.2(a).

         "Founding Shareholders" has the meaning set forth in the preamble.

         "Funding Date" has the meaning set forth in Section 3.2(b).

         "Funding Notice" has the meaning set forth in Section 3.2(b).

         "ICC" has the meaning set forth in Section 8.1(a).

         "Icon" has the meaning set forth in the preamble.

         "Index" has the meaning set forth in the preamble

         "Initial Public Offering" means the first Public Offering of equity securities of the Company with a listing on the National Association of Securities Dealers, Inc. Automated Quotation System's National Market or other similar nationally or internationally recognized securities system or exchange with a valuation of the Company of at least US$100,000,000 and aggregate net proceeds to the Company and selling Shareholders, if any, of at least US$10,000,000.

         "Intrinsic" has the meaning set forth in the preamble.

         "Linktone" has the meaning set forth in the preamble.

         "Linktone Entity(ies)" has the meaning set forth in the recitals.

         "Losses" has the meaning set forth in Section 10.17.

         "Lunar Group" has the meaning set forth in the preamble.

         "Memorandum and Articles of Association" means the Memorandum and Articles of Association of the Company attached hereto as Exhibit A, as amended from time to time.

         "Mitsubishi" has the meaning set forth in the preamble.

         "Non-Voting Ordinary Shareholders" means the holders of the Non-Voting Ordinary Shares.

         "Non-Voting Ordinary Shares" means non-voting ordinary shares, par value US$0.01 per share, of the Company authorized and issued in connection with the Employee Stock Option Plan.

         "Offering Shareholder" has the meaning set forth in Section 6.2(a).

         "Offered Shares" has the meaning set forth in Section 6.2(a).

         "Original Shareholders" means the Founding Shareholders, Acer, Icon and the other Series A Preferred Shareholders.

         "Original Shareholders Agreements" means, collectively, (1) the Shareholders Agreement dated October 15, 1999 entered into by the Founding Shareholders and Linktone, (2) the Class F Subscription Agreement dated March 15, 2000 entered into by the Original Shareholders and Linktone, (3) the Series A Preferred Shares Subscription Agreement dated September 1, 2000 entered into by the Shareholders party thereto and Linktone, (4) the Series A Preferred Shares Subscription Agreement dated as of September 29, 2000 entered into by Icon, the Founding Shareholders and Linktone, (5) the Investor Rights Agreement dated September 29, 2000 entered into by Icon, the Founding Shareholders and Linktone, (6) the Series B Preferred Stock Subscription Agreement dated September 29, 2000 entered into by IP Fund One, L.P., the Founding Shareholders and Linktone, and (7) the Investors' Rights Agreement dated September 29, 2000 entered into by IP Fund One, L.P., the Shareholders party thereto and Linktone which Original Shareholders Agreements were terminated upon the execution and delivery of this Agreement on April 27, 2001, prior to its July 19, 2001 restatement.

         "Permitted Transfer" means (1) any Transfer of Shares or warrants by a Shareholder to an Affiliate of such Shareholder and (2) cumulative Transfers of Shares by an Original Shareholder (including, in the case of Lunar Group, Derek Sulger and Patrick Benzie) of up to 10% of such Original Shareholder's Shareholding Percentage in the Company to an immediate family member (which, for this purpose, shall be defined as a parent, sibling, spouse or child of the Original Shareholder). For the avoidance of doubt, all prior Transfers of Shares by an Original Shareholder to any immediate family member of such Original Shareholder shall be counted toward the foregoing 10% amount.

         "Person" means any individual, corporation, partnership, firm, joint venture, investment fund, association, trust, unincorporated association or organization, governmental body or other entity.

         "Preemptive Right Holders" has the meaning set forth in Section 3.2(b).

         "PRC" has the meaning set forth in the recitals.

         "Preferred Shareholders" means the holders of the Preferred Shares, including Series A Preferred Shareholders, Series B Preferred Shareholders, Series C Preferred Shareholders, Series D Preferred Shareholders, the Series E Preferred Shareholders and holders of other series of Preferred Shares as may be issued by the Company, from time to time.

         "Preferred Shares" means, collectively, Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares and other series of Preferred Shares as may be issued by the Company, from time to time.

         "Public Offering" means, in the case of an offering in the United States, an underwritten public offering of equity securities of the Company pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended, and, in the case of an offering in any other jurisdiction, a widely distributed underwritten offering of equity securities of the Company in which both retail and institutional investors are eligible to buy in accordance with the securities laws of such jurisdiction.

         "Public Sale" means any sale by a Shareholder of Shares (i) in a Public Offering or (ii) on any internationally recognized securities system or exchange on which the Shares are listed following the Initial Public Offering, provided that in either case such sale is not directed to a particular purchaser or group of purchasers.

         "Registrable Securities" means the Preferred Shares or Common Shares held by Temasek, Mitsubishi and Index, Intrinsic, Acer and Icon on the date hereof and any securities (a) issued on registration of transfer of such Preferred Shares or Common Shares, (b) issued or issuable upon any conversion, exchange or exercise of such Preferred Shares or Common Shares or (c) issued or issuable with respect to any such Preferred Shares or Common Shares by way of stock dividend or stock split or in connection with a sale or issuance of securities, a combination of securities, recapitalization, merger, consolidation or other reorganization or otherwise. Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act, and such securities shall have been disposed of pursuant to such registration statement, (ii) such securities shall have been sold to the public pursuant to Rule 144 under the Securities Act, (iii) such securities may be sold pursuant to Rule 144(k) under the Securities Act, (iv) such securities have been sold on a securities exchange outside the United States pursuant to Regulation S under the Securities Act and may be resold in the United States without registration under the Securities Act, or (v) such securities shall have ceased to be outstanding.

         "Securities Act" has the meaning set forth in Section 9.2(a).

         "Series A Preferred Shareholders" means holders of the Series A Preferred Shares.

         "Series A Preferred Shares" means the Series A preferred shares, par value US$0.01 per share, of the Company.

         "Series B Preferred Shareholders" means holders of the Series B Preferred Shares.

         "Series B Preferred Shares" means the Series B preferred shares, par value US$0.01 per share, of the Company.

         "Series C Preferred Shareholders" means holders of the Series C Preferred Shares.

         "Series C Preferred Shares" means the Series C preferred shares, par value US$0.01 per share, of the Company.

         "Series C Subscription Agreement" has the meaning set forth in the recitals

         "Series D Preferred Shareholders" means holders of the Series D Preferred Shares.

         "Series D Preferred Shares" means the Series D preferred shares, par value US$0.01 per share, of the Company.

         "Series D Subscription Agreement" has the meaning set forth in the recitals

         "Series E Preferred Shareholders" means holders of the Series E Preferred Shares.

         "Series E Preferred Shares" means the Series E preferred shares, par value US$0.01 per share, of the Company.

         "Series E Subscription Agreement" has the meaning set forth in the recitals.

         "Shanghai Linktone" has the meaning set forth in the recitals.

         "Shanghai Huitong" has the meaning set forth in the recitals.

         "Shanghai Weilan" has the meaning set forth in the recitals.

         "Shareholders" means, collectively, the Common Shareholders, the Preferred Shareholders and the Non-Voting Ordinary Shareholders that are party to this Agreement.

         "Shareholding Percentage" means, for each Shareholder, the number of Shares held by such Shareholder divided by the aggregate number of Shares then issued and outstanding. Unless otherwise noted, the calculation shall take into account all Common Shares, Preferred Shares (by converting such Preferred Shares into Common Shares pursuant to the Memorandum and Articles of Association) and Non-Voting Ordinary Shares.

         "Shares" means the Common Shares, the Preferred Shares and the Non-Voting Ordinary Shares.

         "Subscription Date" has the meaning set forth in Section 3.2(b).

         "Subsidiary" means any entity in which the Company, directly or indirectly, owns more than 50% of the outstanding capital stock or holds an equity or similar interest representing at least 50% of the outstanding equity or similar interests of such entity.

         "Tag Along Offer" has the meaning set forth in Section 6.3(a).

         "Tag Along Seller" has the meanings set forth in Section 6.3(a).

         "Tag Along Selling Shareholder" has the meanings set forth in Section 6.3(a).

         "Temasek" has the meaning set forth in the preamble.

         "Transfer" means, when used as a verb, to, directly or indirectly, sell, assign, transfer, pledge or otherwise dispose of any Shares or warrants, including the creation of derivative rights, such as any option or contract to purchase and/or sell any economic interests or right to vote in respect of any Shares or warrants.

         "Transferee" has the meaning set forth in Section 6.1(b).

         "U.K." has the meaning set forth in the preamble.

         "US$" means the lawful currency of the United States of America.

         "Voting Shareholding Percentage" means the Shareholding Percentage calculated using only Common Shares and Preferred Shares (but not Non-Voting Ordinary Shares) in the denominator.

         Section 1.2       Interpretation.

         For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular and vice-versa;

         (b) references to any gender include all others if applicable in the context;

         (c) the words "include", "includes" and "including" are not limiting;

         (d) references to "Articles", "Sections", "recitals" and "Exhibits" are to Articles, Sections, recitals and Exhibits of this Agreement unless otherwise stated; and

         (e) references to this Agreement and the words "herein", "hereof", "hereto" and "hereunder" and other words of similar import refer to this Agreement (but not including any Exhibits hereto) as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE II
                                   THE COMPANY

         Section 2.1       The Company.

         The name of the Company is "LINKTONE LTD." or such other name as the Board of Directors may approve in accordance with Section 4.3, and as approved by shareholder resolution. The Shareholders hereby agree that the rights and obligations of the Shareholders of the Company shall be governed by the terms and conditions set forth in this Agreement, subject to the provisions of applicable law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of applicable law, the provisions of this Agreement shall control and take precedence, and the Shareholders agree to amend within 30 days from the date hereof, as necessary, the Memorandum and Articles of Association in a manner consistent with, and to give effect to, the provisions of this Agreement and the Series C Subscription Agreement, the Series D Subscription Agreement and the Series E Subscription Agreement, subject to applicable law. The Memorandum and Articles of Association are attached hereto as Exhibit A.

         Section 2.2       Purpose.

         The purpose of the Company is to, directly or indirectly through its Subsidiaries, (i) operate a mobile service provider, Linktone; (ii) provide mobile oriented applications, including messaging, entertainment and Internet consultation and technology support; (iii) provide consulting and other services to mobile telecommunications operators and wireless service providers; and (iv) other related business as agreed from time to time by the Board of Directors (the "Business").

         Section 2.3       Term.

         This Agreement shall terminate and be of no further force or effect upon the completion of an Initial Public Offering. The parties' obligations under Section 7.3, Article VIII, Article IX and Section 10.17 shall survive the termination hereof.

                                   ARTICLE III
                                  SHARE CAPITAL

         Section 3.1       Capitalization of the Company.

         The authorized share capital of the Company consists of 5,000,000 shares, par value US$0.01 each. The Company's issued and outstanding shares following the consummation of the transactions contemplated by this Agreement are:

         (i) 973,900 Common Shares, (ii) zero Non-Voting Ordinary Shares, (iii) 389,473 Series A Preferred Shares, (iv) 176,459 Series B Preferred Shares (after giving effect to the exercise by Acer of warrants to acquire 110,287 shares of Series B Preferred Shares); (v) 245,203 Series C Preferred Shares, (vi) 101,570 Series D Preferred Shares and (vii) 101,570 Series E Preferred Shares. As of the date hereof, prior to the consummation of the transactions contemplated by this Agreement, the capitalization of the Company includes the Shares enumerated in
(i), (ii), (iii), (iv), (v), and (vi) but does not include the Series E Preferred Shares.

         Section 3.2       Additional Funding; Pre-emptive Rights.

         (a)      The Board of Directors may determine in accordance with
Article IV that the Company requires additional funds. Such additional funding shall be used for the purposes of the Company set forth in Section 2.2 and shall be funded in accordance with this Article III. No parties hereto shall be obliged to provide any financial assistance including, but not limited to, loans, guarantees, bonds, debentures and/or other debt securities unless otherwise agreed by the parties hereto.

         (b) If the Board of Directors, acting in accordance with this Agreement, decides that the Company requires funding by the issuance of additional Shares (other than in connection with (i) any conversion of Preferred Shares into Common Shares at the option of a Preferred Shareholder, (ii) any Non-Voting Ordinary Shares issued in connection with the Employee Stock Option Plan or (iii) any Public Offering), other equity securities or securities convertible into equity securities, including without limitation, ordinary and preferred shares, options, warrants or other similar instruments of the Company, but excluding stock options issued to employees pursuant to the Employee Stock Option Plan ("Equity Linked Securities"), the Board of Directors shall first provide a notice (each such notice, a "Funding Notice") to each of the Founding Shareholders, Acer, Icon, Mitsubishi, Index, Temasek and Intrinsic (collectively, the "Preemptive Right Holders") of the issuance of such Equity Linked Securities and the issue price thereof. Each of the Preemptive Right Holders shall have the right but not the obligation to purchase for cash a portion of the Equity Linked Securities to be issued corresponding to its then current respective Shareholding Percentage at the same price and on the same terms and conditions as such Equity Linked Securities are offered or sold. The Funding Notice shall set forth the amount of additional contribution from each of the Preemptive Right Holders for the pro rata amount of Equity Linked Securities to be issued and the intended subscription date specified by the Board of Directors (the "Subscription Date"). Each of the Preemptive Right Holders shall have the right but not the obligation to make such additional funds available to the Company not later than the date specified in the Funding Notice (the "Funding Date"), which shall be at least 15 days after the Funding Notice is delivered to the Shareholders and no later than five Business Days before the Subscription Date. Such pre-emptive rights shall be assignable by each of the Preemptive Right Holders to any of its Affiliates. If any Preemptive Right Holder does not make full payment of the additional contribution set forth in the Funding Notice on or before the Funding Date, the Board of Directors may accept additional capital contributions in the amount of the deficiency from the other Preemptive Right Holders (or their Affiliates) in proportion to such Preemptive Right Holder's subscription to the offered Equity Linked Securities, but no Preemptive Right Holder shall be obligated to make up any such deficiency. To the extent that such deficiency is not made up, the Company may proceed to offer the Equity Linked Securities represented by such deficiency to third parties at no less than the issue price stated in the Funding Notice within 60 days from the Funding Date. In the event the Company has not sold all offered Equity Linked Securities within such period, the Company shall not thereafter issue or sell any Equity Linked Securities without first offering them to the Preemptive Rights Holders in the manner provided above.

         Section 3.3       Employee Stock Options.

         From time to time, the Company may grant stock options to its employees as part of their compensation. The Company is authorized to issue up to 138,949 Non-Voting Ordinary Shares of the Company for the exercise of stock options granted to employees of the Company and its Subsidiaries pursuant to the employee stock option plan in effect prior to the Closing Date (the "Employee Stock Option Plan"). Stock options granted after the Closing Date shall have an exercise price of no less than 100% of the Fair Market Value at such time, shall vest over a period of not less than four years and no more quickly than 25% after the first year and evenly thereafter over the remainder of the vesting period. Options issued pursuant to the Employee Stock Option Plan may only be exercised into Non-Voting Ordinary Shares. The Company may award stock options under the Employee Stock Option Plan providing for the issue of additional Non-Voting Ordinary Shares in excess of the number of shares authorized under the Employee Stock Option Plan on the Closing Date only when such action has been approved by the Board of Directors in accordance with Section 4.4 below.

                                   ARTICLE IV
                              CORPORATE GOVERNANCE

         Section 4.1       Board of Directors.

         (a) The business and affairs of the Company shall be managed by the Board of Directors of the Company in a manner consistent with this Agreement and the Memorandum and Articles of Association.

         (b) The Board of Directors shall cause the senior management of the Company to prepare an annual business plan setting forth the annual budget and the financing and operating plan of the Company and for each of the Subsidiaries for each upcoming fiscal year (the "Business Plan") which will be presented to the Board of Directors at least 30 days prior to the commencement of any fiscal year. Such Business Plan shall be subject to the approval of the Board of Directors pursuant to Section 4.4 prior to the commencement of each fiscal year.

         (c) The Board of Directors shall consist of eight (8) directors appointed as follows:

                  (i)      Founding Shareholders Directors:

                  The Founding Shareholders shall be entitled collectively to appoint the number of directors set forth below opposite the corresponding Voting Shareholding Percentage during the periods they hold in the aggregate such Voting Shareholding Percentage. During such time, the Founding Shareholders shall agree among themselves as to the appointment of their directors:

      Voting Shareholding
         Percentage                          Number of Directors
         ----------                          -------------------
Less than 54% but at least 40%                        4
Less than 40% but at least 25%                        3
Less than 25% but at least 10%                        2
Less than 10% but at least 3%                         1

                  (ii) Temasek Director: Temasek shall be entitled to appoint one director until such time as Temasek has sold or otherwise disposed of more than 50% of the Shares owned by it as of the Closing Date; provided, however, that Temasek own in the aggregate Voting Shareholding Percentage in excess of 1%.

                  (iii) Mitsubishi and Index Director: Mitsubishi and Index together shall be entitled to occupy 1 non-voting Board Observer Seat but can exchange the non-voting Board Observer Seat and appoint one director at any time until such time as Mitsubishi and/or Index has sold or otherwise disposed in aggregate more than 50% of total shares owned by Mitsubishi and Index as of the Closing Date provided however that Mitsubishi and Index own in the aggregate Voting Shareholding Percentage in excess of 1%.

                  (iv) Acer Director: Acer shall be entitled to appoint one director until such time as Acer has sold or otherwise disposed of more than 50% of the Shares owned by it as of the Closing Date

                  (v) Intrinsic Director: Intrinsic shall be entitled to appoint one director until such time as Intrinsic has sold or otherwise disposed of more than 50% of the Shares owned by it as of the Closing Date.

                  (vi) Vacated director seats resulting from any decline in the number of directors which the Founding Shareholders, Acer or Intrinsic are entitled to appoint shall be filled by nominees selected by a majority of the directors on the Board of Directors (excluding the departing director) and elected by holders of a majority of the then outstanding voting Shares.

         (d) Icon shall have the right to appoint one observer at Board of Directors meetings until such time as Icon has sold or otherwise disposed of more than 50% of the Shares owned by it as of the Closing Date. In addition, the Board of Directors may vote to appoint an additional observer or observers at Board of Directors meetings from time to time. Each observer shall have the right to attend all meetings of the Board of Directors and all committees thereof (whether in person, by telephone or otherwise) and shall receive notices of such meetings and copies of all materials provided to members of the Board of Directors concurrently and in the same manner, provided that such observer shall execute and deliver to the Company a confidentiality agreement reasonably satisfactory to the Company.

         (e) Any director appointed by Shareholder(s) may at any time be removed or replaced by the appointing Shareholder(s) with or without cause. In addition, any director may resign at any time by giving written notice to the Shareholder(s) that appointed such director and to the secretary of the Company. Such resignation shall take effect on the date shown on or specified in such notice or, if such notice is not dated, at the date of the receipt of such notice by the secretary of the Company. No acceptance of such resignation shall be necessary to make it effective. If at any time a vacancy is created on the Board of Directors by reason of death, removal or resignation of any director other than as provided in Section 4.1(c), the Shareholder(s) who appointed such director shall appoint a replacement director as soon as practicable.

         (f) The composition of the board of directors of any Subsidiaries shall be appointed on the same basis as the Board of Directors of the Company as set forth in this Section 4.1.

         Section 4.2       Meetings; Notice of Meetings.

         The Board of Directors shall have at least four meetings approximately equally spaced during each year. Any two directors may call a meeting of the Board of Directors at any time. Written notice of the date, time and place of each meeting shall be given to all directors at least 10 Business Days prior to such meeting, specifying the purpose and providing the agenda of such meeting and the conference call telephone number for those directors desiring to participate telephonically; provided, however, that subject to applicable law, such 10-Business Day notice requirement may be waived by a unanimous vote in a particular case. Notice and agenda of the meeting shall be given by the directors calling the meeting. Intrinsic shall have a right to make proposals to, or to offer amendments to, the agenda of any meeting of the Board of Directors and the Board of Directors shall consider in good faith placing Intrinsic's proposals on the final agenda. Any director may participate in a meeting of the Board of Directors by means of telephone conference or similar communication equipment whereby all persons participating in such meeting can hear each other. Participation in a meeting in such manner shall be deemed to constitute presence in person at such meeting, including for purposes of a quorum and voting. Written minutes of each meeting shall be provided to each director within 10 Business Days after each meeting.

         Section 4.3 General Actions of the Board of Directors; Notices of Board Meetings.

         (a) The quorum necessary for the transaction of the business of the Board of Directors shall be five directors and shall include (i) at least two directors appointed by the Founding Shareholders, if the Founding Shareholders are then entitled to appoint directors; (ii) one director appointed by Acer, if Acer is then entitled to appoint a director; (iii) one director appointed by Intrinsic, if Intrinsic is then entitled to appoint a director; and
(iv) one director appointed by Temasek, if Temasek is then entitled to appoint a director. If a quorum cannot be achieved within the first hour after any scheduled Board of Directors meeting, the meeting shall be adjourned and the parties shall reschedule the next meeting within 30 days in good faith pursuant to Section 4.2 above and the directors shall be obligated to participate in such rescheduled meeting in good faith.

         (b) Except as set forth in this Agreement and the Memorandum and Articles of Association, decisions and resolutions of the Board of Directors shall be made or adopted by the affirmative vote of a majority of the directors of the Board of Directors.

         (c) If any Preferred Shareholder shall have exercised its rights to convert any portion of the Preferred Shares held by it into Common Shares pursuant to Section 5.2, the Board of Directors shall, to the extent necessary, promptly pass a resolution to authorize such conversion and cause the necessary corporate actions to be taken in order to effectuate such conversion.

         Section 4.4       Minority Protection.

         (a) The Company shall not, and shall cause the Linktone Entities not to, take any action in connection with any of the following transactions, unless such transaction shall have been approved by a majority of the directors of the Board of Directors (such approval not to be unreasonably withheld by any director), including (i) the affirmative vote of the Acer director, if Acer is then entitled to appoint a director; and (ii) the affirmative vote of the Intrinsic director, if Intrinsic is then entitled to appoint a director; and
(iii) the affirmative vote of the Temasek director, if Temasek is then entitled to appoint a director; and (iv) the affirmative vote of at least two of the Founding Shareholder directors, if the Founding Shareholders are then entitled to appoint directors:

                  (i) any authorization or issuance of any Equity Linked Securities of, or any call for capital contribution by, the Company or any Subsidiary, other than in connection with (1) any conversion of Preferred Shares into Common Shares at the option of a Preferred Shareholder, (2) any issuance of stock options in connection with the Employee Stock Option Plan or any issuance of Non-Voting Ordinary Shares upon exercise thereof or (3) the Initial Public Offering.

                  (ii) decisions in connection with the timing and structuring of the Initial Public Offering, including the selection of advisors and managing underwriter or underwriters;

                  (iii) material changes in the Company's or any Subsidiary's business plan or change in the nature of their business as the same is conducted as of the date hereof;

                  (iv) appointing auditors for the Company or any change in financial controls;

                  (v) material changes to any management regime of intangible assets (including product specification documents, product development documents, program source codes and registration of trademarks);

                  (vi)     material changes to any profit allocation plan;

                  (vii) all decisions in connection with the Employee Stock Option Plan;

                  (viii) unbudgeted capital expenditure in an amount exceeding the lower of US$100,000 or 5 percent of net assets of the Company;

                  (ix) any investment, merger or acquisition for technicians, technology or products, whose amounts exceed the lower of US$200,000 or 10 percent of net assets of the Company or, in any case, if the accumulated amounts from and after the Closing Date exceed 20 percent of current net asset value of the Company;

                  (x) any investment, merger or acquisition for other objectives, whose amounts exceed the lower of US$100,000 or 5 percent of net asset value of the Company or, in any case, where the accumulated amounts from and after the Closing Date exceed 10 percent of current net asset value of the Company;

                  (xi) the Transfer of all or substantially all the Company's assets, the Transfer of any interest in any Subsidiary or joint venture or the exclusive licensing of all or substantially all of the Company's or any Subsidiary's intellectual property where the amount exceeds the lower of US$100,000 or 5 percent of net asset value of the Company;

                  (xii) the borrowing of any money or obtaining of any advance or credit in any form (other than normal trade credit) in excess of US$100,000 or the variation of the terms and conditions of any existing loans or lines of credit;

                  (xiii) the formation, reorganization or dissolution of any Subsidiary;

                  (xiv) any merger or consolidation of the Company or any Subsidiary with or into any other Person;

                  (xv) any amendment of the Company's memorandum and articles of association or the constituent documents of any Subsidiary;

                  (xvi) the provision of any guarantee, indemnity, or security in favor of any third party in excess of US$100,000;

                  (xvii) the entry by the Company or any Subsidiary into any line of business other than as set forth in Section 2.2;

                  (xviii) any reorganization, recapitalization or similar transaction, or the making of any petition for or the passing of any resolution for the liquidation, dissolution or winding up of the Company or any Subsidiary under any applicable bankruptcy, insolvency or other similar law;

                  (xix) the approval of the annual Business Plan of the Company and that of any Subsidiary, and any interim material revisions thereto or deviations therefrom;

                  (xx) any related party dealings of the Company or any Subsidiary, including transactions between the Company and any Subsidiary, as well as transactions between the Company or any Subsidiary and any of the following entities: (1) Shareholders; (2) senior management or directors of the Company or any Subsidiary, (3) family members of any of the foregoing individuals and (4) any entities controlled by the foregoing Persons, except as may be required in connection with any of the transactions in Sections 4.4(a)(i)(1) and
         (2);

                  (xxi) the authorization or payment of, or assumption of obligation to pay or make, any dividends or distributions by the Company or any Subsidiary; or

                  (xxii) any purchase, redemption or acquisition of any Equity Linked Securities of the Company or the Subsidiaries;

except to the extent that any of the foregoing items (i) through (xxii) has already been expressly identified and approved pursuant to (xix) above in the Business Plan of the Company or any Subsidiary or any interim material revisions thereto or deviations therefrom provided in (xix);

         (b) The Company shall not, and shall cause the Linktone Entities not to, take any action in connection with any of the following transactions, unless such transaction shall have been approved by the affirmative vote of the Mitsubishi and Index director, should Mitsubishi and Index have executed their right to exchange their non-voting Board Observer Seat for the appointment of one director, and if Mitsubishi and Index is then entitled to appoint a director:

                  (i) any authorization or issuance of any Equity Linked Securities of, or any call for capital contribution by, the Company or any Subsidiary, other than in connection with (1) any conversion of Preferred Shares into Common Shares at the option of a Preferred Shareholder, (2) any issuance of stock options in connection with the Employee Stock Option Plan or any issuance of Non-Voting Ordinary Shares upon exercise thereof or (3) the Initial Public Offering.

                  (ii) decisions in connection with the timing and structuring of the Initial Public Offering, including the selection of advisors and managing underwriter or underwriters;

                  (iii) material changes in the Company's or any Subsidiary's business plan or change in the nature of their business as the same is conducted as of the date hereof;

                  (iv)     material changes to any profit allocation plan;

                  (v) all decisions in connection with the Employee Stock Option Plan;

                  (vi) any investment, merger or acquisition for technicians, technology or products, whose amounts exceed the lower of US$200,000 or 10 percent of net assets of the Company or, in any case, if the accumulated amounts from and after the Closing Date exceed 20 percent of current net asset value of the Company;

                  (vii) any investment, merger or acquisition for other objectives, whose amounts exceed the lower of US$100,000 or 5 percent of net asset value of the Company or, in any case, where the accumulated amounts from and after the Closing Date exceed 10 percent of current net asset value of the Company;

                  (viii) the Transfer of all or substantially all the Company's assets, the Transfer of any interest in any Subsidiary or joint venture or the exclusive licensing of all or substantially all of the Company's or any Subsidiary's intellectual property where the amount exceeds the lower of US$100,000 or 5 percent of net asset value of the Company;

                  (ix) the formation, reorganization or dissolution of any Subsidiary;

                  (x) any merger or consolidation of the Company or any Subsidiary with or into any other Person;

                  (xi) any amendment of the Company's memorandum and articles of association or the constituent documents of any Subsidiary;

                  (xii) the entry by the Company or any Subsidiary into any line of business other than as set forth in Section 2.2;

                  (xiii) any reorganization, recapitalization or similar transaction, or the making of any petition for or the passing of any resolution for the liquidation, dissolution or winding up of the Company or any Subsidiary under any applicable bankruptcy, insolvency or other similar law;

                  (xiv) the approval of the annual Business Plan of the Company and that of any Subsidiary, and any interim material revisions thereto or deviations therefrom; or

                  (xv) the authorization or payment of, or assumption of obligation to pay or make, any dividends or distributions by the Company or any Subsidiary;

                  (xvi) any purchase, redemption or acquisition of any Equity Linked Securities of the Company or the Subsidiaries;

                  except to the extent that any of the foregoing items (i) through (xvi) has already been expressly identified and approved pursuant to (xiv) above in the Business Plan of the Company or any Subsidiary or any interim material revisions thereto or deviations therefrom provided in (xiv);

         Section 4.5       Shareholders Actions.

         (a) Any Shareholder or group of Shareholders (except Non-Voting Ordinary Shareholders) with a Voting Shareholding Percentage of 10% or more, or a quorum of the Board of Directors of the Company, may call a meeting of the Shareholders at any time. Written notice of the date, time and place of each meeting shall be given to each director of the Company and Shareholder at least 10 Business

Days prior to such meeting, specifying the purpose of such meeting; provided, however, that subject to applicable law, such 10-Business Day notice requirement may be waived by a unanimous vote in a particular case. Notice of the meeting shall be given by the Shareholders calling the meeting or the Board of Directors. Subject to Section 4.6 below, any Shareholder or representative of a Shareholder may participate in a meeting of the Shareholders by means of telephone conference or similar communication equipment whereby all persons participating in such meeting can hear each other. Participation in a meeting in such manner shall be deemed to constitute presence in person at such meeting, including for purposes of a quorum and voting.

         (b) The Non-Voting Ordinary Shareholders shall not have the right to vote on their Non-Voting Ordinary Shares on any matters put forward in any Shareholders meeting, including the annual general meeting. The Non-Voting Ordinary Shares shall not be considered in the determination of quorum and any casting of votes in any Shareholders meeting.

         Section 4.6       Written Resolutions.

         The Board of Directors and Shareholders (except Non-Voting Ordinary Shareholders) may take any action by written resolutions signed by the number of directors or Shareholders required for any action in lieu of holding a meeting. A copy of any written resolutions shall be provided to each director and each Shareholder at least two Business Days prior to the date such written resolutions are proposed to take effect.

         Section 4.7       Remuneration.

         No director on the Board of Directors shall be entitled to any remuneration except for reimbursement of out-of-pocket expenses in connection with the performance of his or her duties as director and, if such director is otherwise an employee of the Company, remuneration received in his or her capacity as an employee, and subject to the terms of any employment letter or employment agreement with the Company or the Subsidiaries.

         Section 4.8       Management Appointments.

         The Founding Shareholders shall have the right to appoint and remove the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Technology Officer and officers at similar levels of the Company or any Subsidiary after consultation with the Board of Directors and approval by the director appointed by Temasek, provided that the Founding Shareholders have not transferred more than 50% of the Shares owned by them (in the aggregate) as of the Closing Date.

                                    ARTICLE V
                  CERTAIN RIGHTS OF THE PREFERRED SHAREHOLDERS

         Section 5.1       Liquidation Preference.

         (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, or sale of all substantially all of its assets, Preferred Shareholders shall be entitled to receive liquidation proceeds of the Company or any Subsidiary available for distribution to the Shareholders in the following order and amounts:

                  (i) first, to each of the Series A, Series B, Series C, Series D and Series E Preferred Shareholders up to 100% of the issue price of each such Preferred Share held by it, pro rata in accordance with the respective Shareholding Percentage calculated with respect to Preferred Shares only, treated as one class; provided, however, that the parties to this Agreement hereby agree that the Series E Preferred Shareholders, Series D Preferred Shareholders, Series C Preferred Shareholders, Series B Preferred Shareholders and Icon shall receive up to 100% of the issue price of each Preferred Share held by them prior to the distribution of any of the remaining preference amount to the other Series A Preferred Shareholders, which remaining Series A preference amount, if any, shall not be paid to the remaining Series A Preferred Shareholders, but, rather, shall be made available to all of the Shareholders in accordance with Section 5.1(b).

         (b) After the payment in full of the preference amount in Section 5.1(a), the remaining liquidated proceeds shall be distributed pro rata among all the Shareholders in accordance with the respective Shareholding Percentages, with each Preferred Share being deemed for such purpose to be equal to the number of Common Shares into which such Preferred Share is convertible pursuant to Section 5.2.

         Section 5.2       Conversion Rights.

         (a) Each Preferred Shareholder shall have the right to convert at any time any or all of the Preferred Shares held by it into Common Shares in accordance with the conversion provisions in the Memorandum and Articles of Association.

         (b) All Preferred Shares shall be automatically converted into Common Shares in accordance with the conversion provisions in the Memorandum and Articles of Association immediately prior to the closing of an Initial Public Offering.

         (c) If a Preferred Shareholder exercises its right to convert Preferred Shares into Common Shares, such Preferred Shareholder shall surrender the certificate or certificates for such Preferred Share at the office of the transfer agent (or at the principal office of the Company if the Company serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares represented by such certificate or certificates. Such notice shall state the name of the Preferred Shareholder and the names in which the Preferred Shareholder wishes the certificate or certificates for Common Shares to be issued. If required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent or the Company shall be the conversion date (the "Conversion Date"). The Company shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder or to his nominees, a certificate or certificates for the number of Common Shares to which such holder shall be entitled. If the conversion is in connection with an Initial Public Offering, the conversion may, at the option the Preferred Shareholder, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, such that the Person entitled to receive the Common Shares upon conversion of the Preferred Shares shall not be deemed to have converted such Preferred Shares until immediately prior to the closing of such sale of securities.

         (d) The Company shall, at all times during which any Preferred Shares shall be outstanding, keep available such number of its duly authorized Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares.

         Section 5.3       Information Rights.

         The Company shall furnish to Temasek, Mitsubishi and Index, Acer, Intrinsic, the Founding Shareholders and Icon the following reports, so long as each such Shareholder shall not have sold or otherwise disposed of more than 50% of such Shareholder's Shares owned by such Shareholder as of the Closing Date:

                  (i)      annual Business Plans prepared pursuant to Section
         4.1(b);

                  (ii) audited annual financial statements on a consolidated basis (including management letters issued by the auditors to the Board of Directors in connection therewith) prepared in accordance with generally accepted accounting principles in the United States of America, no later than 90 days after the end of each fiscal year;

                  (iii) quarterly management accounts, budgets (including capital expenditures) and unaudited quarterly financial statements of the Company and each Subsidiary and supporting accounting data, no later than 45 days after the end of each fiscal quarter;

                  (iv) monthly summary of operating results of the Company and each Subsidiary no later than 20 Business Days after the end of each month; and

                  (v) all material financial, business, management, sales, marketing, and operating information of the Company and each Subsidiary as shall be reasonably required by such Shareholders to assess the financial and operating condition thereof and the value of such Shareholders' investment in the Company and the Shares.

         The Company shall provide to any Shareholder with a Voting Shareholding Percentage of at least 3% and their advisors and accountants, upon reasonable written notice, periodic access to inspect the financial books and records of the Company or any of the Subsidiaries.

         Section 5.4       Termination of Certain Shareholders' Rights.

         The rights granted to Shareholders in this Article V shall terminate upon the consummation of the Initial Public Offering.

         Section 5.5       Acer and Intrinsic Redemption Rights.

         (a) Subject to any applicable legal restrictions on the Company's redemption of shares, all of the outstanding Series B Preferred Shares owned by Acer (the "Acer Series B Shares"), and all of the outstanding Series C Preferred Shares owned by Intrinsic (the "Intrinsic Series C Shares") shall automatically be redeemed upon delivery by Acer or Intrinsic, as the case may be, of a written notice requiring the Company to redeem all of the outstanding Acer Series B Preferred Shares, and the Intrinsic Series C Shares, respectively, provided, however, that delivery of any such notice by either Acer, or Intrinsic, or both, may not be made before April 30, 2007. Such written notice specifying (i) the number of Acer Series B Shares or Intrinsic Series C Shares to be redeemed, as the case may be, (ii) the redemption price per share and (iii) the redemption date shall be sent to the Company and the other party being entitled to the redemption right hereunder.

         (b) The redemption price for each Series B Preferred Share, or Series C Preferred Share, as the case may be, shall be the amount per share (as adjusted for stock splits, reclassifications, stock dividends, and the like) actually paid by Acer or Intrinsic to the Company plus all declared but unpaid dividends thereon to the date of redemption (the "Redemption Price"). If on any redemption date the number of shares that may then be legally redeemed by the Company is less than the number of such shares to be redeemed, then the shares to be redeemed shall be allocated to Acer and Intrinsic pro rata in accordance with each of its Shareholding Percentage at such time, and the remaining shares that may not legally be redeemed shall be carried forward and redeemed as soon as the Company has legally available funds for such redemption.

         Section 5.6       Temasek Redemption Rights.

         (a) Subject to any applicable legal restrictions on the Company's redemption of shares, all of the outstanding Series E Preferred Shares owned by Temasek (the "Temasek Series E Shares"), shall automatically be redeemed upon delivery by Temasek, as the case may be, of a written notice requiring the Company to redeem all of the outstanding Temasek Series E Preferred Shares, provided, however, that delivery of any such notice by Temasek may not be made before September [3], 2007. Such written notice specifying (i) the number of Temasek Series E Shares to be redeemed, (ii) the redemption price per share and
(iii) the redemption date shall be sent to the Company. (b) The redemption price for each Series E Preferred Share shall be the amount per share (as adjusted for stock splits, reclassifications, stock dividends, and the like) actually paid by Temasek to the Company plus all declared but unpaid dividends thereon to the date of redemption (the "Redemption Price"). If on any redemption date the number of shares that may then be legally redeemed by the Company is less than the number of such shares to be redeemed, then the remaining shares that may not legally be redeemed shall be carried forward and redeemed as soon as the Company has legally available funds for such redemption.

         Section 5.7       Mitsubishi and Index Ratchet-down Provisions

Should future investors invest in Linktone at a lower share price than Mitsubishi and Index (adjusted for stock splits, reclassifications, stock dividends, and the like), Mitsubishi and Index will be issued additional shares to adjust for the difference. This adjustment shall be the difference between the number of shares that Mitsubishi and Index actually received and the number of shares they would have received had they invested at the lower share price. The adjustment shall be made when such issuance is made, and shall become effective immediately after such issuance.

         Section 5.8       Temasek Ratchet-down Provisions

Should future additional equity (including, but not limited to, options, warrants or convertible securities) be issued at a consideration price per share lower than US$9.8454 (the "lower price"), the conversion price in relation to the Series E Preferred Shares held by Temasek shall be adjusted to reflect the lower price (including adjustments for stock splits, reclassifications, stock dividends and the like), such that Temasek holds the same relative ownership position thereafter as it had immediately prior thereto. The adjustment shall be made when such issuance is made, and shall become effective immediately upon such issuance.

         Section 5.9       Mitsubishi and Index Agency Rights

         (a) Provided that the aggregate Voting Shareholding Percentage of Mitsubishi and Index is in excess of 1%, Mitsubishi will be Linktone's exclusive agent for Japanese content for one year which is to be extended year by year subject to a mutual agreement to be agreed upon by both parties. In exchange for Mitsubishi's exclusive agency rights, Linktone will be granted right of first refusal to any Index content to be introduced to the Chinese market (excluding Hong Kong and Taiwan) for one year which is to be extended year by year subject to a mutual agreement to be agreed upon by both parties.

                                   ARTICLE VI
                               TRANSFER OF SHARES

         Section 6.1       General Restrictions on Transfer.

         (a) No Shareholder shall Transfer any Shares or warrants now owned or subsequently acquired by the Shareholder to any Persons, unless such Transfer is in accordance with the terms of this Agreement and the Articles of Association.

         (b) Each Shareholder agrees that no Transfer of any Shares (including any Permitted Transfers) shall be valid and effective until the transferee of such Shares (the "Transferee") shall have executed and delivered to the Company and each other Shareholder, as a condition precedent to any acquisition of Shares or warrants, an instrument in form and substance reasonably satisfactory to the Company confirming that such Transferee agrees to become a party to this Agreement and to be bound by all the terms and conditions hereof. The Shareholders further agree to take any action, or cause any action to be taken, that is necessary or reasonably desirable to effect all the restrictions on the Transfer of Shares or warrants set forth herein in order that the same may bind third parties who are not parties to this Agreement.

         (c) Shareholders may effectuate any Permitted Transfer or Public Sale without compliance with Sections 6.2 and 6.3.

         Section 6.2       Right of First Offer.

         (a) If any Shareholder (an "Offering Shareholder") desires to Transfer all or part of its Shares (the "Offered Shares"), it shall, by a notice in writing (a "First Offer Notice") to all the other Shareholders, first offer (a "First Offer") to the other Shareholders the opportunity to purchase all of such Offered Shares on the same terms and conditions as those offered by the Offering Shareholder. Such First Offer shall (i) specify the number of such Offered Shares, (ii) specify the proposed purchase price which shall be on an all cash basis, and (iii) contain an irrevocable offer to sell such Offered Shares at such price to the other Shareholders. The other Shareholders, at their sole election, may accept, in whole but not in part, the First Offer by written notice to the Offering Shareholder not later than 10 Business Days after receipt of the First Offer. If more than one other Shareholder accepts the First Offer, the Offering Shareholder shall be deemed to have offered each such accepting Shareholder that number of the Offered Shares equal to the aggregate number of all the Offered Shares multiplied by a fraction the numerator of which is each such accepting Shareholder's Shareholding Percentage and the denominator of which is the aggregate Shareholding Percentage of all such other Shareholders accepting the first offer, and each such accepting Shareholder will be deemed to have accepted such proportionate share of the Offered Shares. The accepting Shareholder(s) shall purchase and pay for all of the Offered Shares no later than 20 Business Days from acceptance of the First Offer. The Offering Shareholder shall deliver such Offered Shares, free and clear of any liens and encumbrances, to the accepting Shareholder(s) against delivery of the purchase price therefor. If no other Shareholders accept the First Offer within the prescribed time period, then the Offering Shareholder shall have the right to sell the Offered Shares to third party purchaser(s) on the terms set forth in the First Offer. If the Offering Shareholder fails to consummate the sale within 90 days following the date of the expiration of the First Offer, then any subsequent Transfer of the Offered Shares shall again be subject to compliance with this Section 6.2. The

Company shall not give effect to any Transfer of Shares subject to this Section
6.2 that is not made in compliance herewith.

         (b) The provisions in (a) above shall not apply to (i) Permitted Transfers and (ii) Public Sales.

         Section 6.3       Tag Along Right.

         (a) If any Founding Shareholder (the "Tag Along Selling Shareholder") intends to sell all or a portion of its Shares other than in connection with an Initial Public Offering, Public Sale or a Permitted Transfer, the Tag Along Selling Shareholder shall use its best efforts to procure that the purchaser of such Shares shall also offer (the "Tag Along Offer") to purchase from each of Intrinsic, Acer, Icon, Mitsubishi, Index, and Temasek (the "Tag Along Seller") a number of Shares (including Common Shares issuable on conversion of Preferred Shares) that represents the same ratio of the Shares then held by each Tag Along Seller as the percentage of the Shares to be purchased by such purchaser from the Tag Along Selling Shareholder to the total number of Shares then held by the Tag Along Selling Shareholder. The purchase price per Share and the terms of sale of the Shares in the Tag Along Offer shall be the same as the proposed sale by the Tag Along Selling Shareholders to the proposed purchaser. Any such Tag Along Offer to the each Tag Along Seller shall be open for at least 20 days.

         (b) If the proposed purchaser in (a) above does not agree to increase the amount of Shares it proposes to purchase by making a Tag Along Offer to the Tag Along Sellers, the amount of Shares to be sold by the Tag Along Selling Shareholder shall be reduced accordingly and the proposed purchaser will purchase such portion from the Tag Along Sellers instead. If in the case where one or more of the Tag Along Sellers can not sell its Shares to the proposed purchaser together with the Tag Along Selling Shareholder's Shares due to an inability of the proposed purchaser, Tag Along Selling Shareholder shall not sell any of its Shares to the proposed purchaser.

         Section 6.4       Legend on Certificates.

         Each party hereto understands and acknowledges that the Company's Share transfer records will be noted to reflect the restrictions on transferability of the shares contained herein and that certificates evidencing the Shares will bear the following legends:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, ASSIGNMENT, TRANSFER, CONVEYANCE, EXCHANGE, MORTGAGE, GRANT OF A SECURITY INTEREST IN, GIFT, ENCUMBRANCE, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE OR ANY INTEREST THEREIN IS RESTRICTED BY AND SUBJECT TO A SHAREHOLDERS' AGREEMENT, INCLUDING THE LIEN PROVISIONS THEREIN. A COPY OF SAID AGREEMENT IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY."

         Section 6.5       Registration of Share Transfers.

         The Company shall promptly register any Transfer of Shares or warrants made in accordance with the provisions of this Agreement and the Memorandum and Articles of Association.

         Section 6.6       Prohibition of Encumbrances of Shares.

         Except as othewise permitted by this Agreement, a Shareholder other than Intrinsic, Acer, Mitsubishi,Index and Temasek shall not permit any encumbrance to be placed on any of its Shares at any time without the prior consent of the other Shareholders.

                                   ARTICLE VII
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 7.1       Founding Shareholders Representations and Warranties.

Each of the Founding Shareholders except Lunar Group represents and warrants to the other parties hereto that:

                  (i) this Agreement constitutes a valid, legal and binding obligation on him enforceable against him in accordance with its terms, except as limited by bankruptcy and other similar laws affecting creditors' rights generally and limitations on the availability of equitable remedies;

                  (ii) the execution, delivery and performance of this Agreement by him will not conflict with, violate, result in a breach of or default under, or result in the imposition or creation of any encumbrance pursuant to, any provisions of any agreement or instrument to which he is a party or by which any of his properties or assets are bound; and

                  (iii) the execution, delivery and performance of this Agreement by him will not violate any applicable law, rule, regulation, order, injunction or decree presently in effect.

         Section 7.2 Mitsubishi, Index, Temasek, Acer, Icon, Intrinsic and Lunar Group Representations and Warranties.

         Each of Mitsubishi, Index, Temasek, Acer, Icon, Intrinsic and Lunar Group severally represents and warrants to the other parties hereto that:

                  (i) it is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement;

                  (ii) all actions required to be taken by it to authorize the execution, delivery and performance of this Agreement by it have been properly taken, and this Agreement constitutes its valid, legal and binding obligation, enforceable against it in accordance with its terms, except as limited by bankruptcy and other similar laws affecting creditors' rights generally and limitations on the availability of equitable remedies;

                  (iii) the execution, delivery and performance of this Agreement by it will not conflict with, violate, result in a breach of or default under, or result in the imposition or creation of any encumbrance pursuant to, any provisions of its charter or by-laws, or any other similar governing instruments, or any agreement or instrument to which it is a party or by which it or any of its properties or assets are bound; and

                  (iv) the execution, delivery and performance of this Agreement by it will not violate any applicable law, rule, regulation, order, injunction or decree presently in effect.

         Section 7.3       Founding Shareholders Undertaking.

Each of the Founding Shareholders (including Derek Sulger and Patrick Benzie) covenants that from the date hereof until the earlier to occur of the consummation of the Initial Public Offering or the termination of this
Agreement:

                  (i) subject to Section 7.3 (iv) below, for so long as he is a director or serves in a similar capacity with the Company or its Subsidiaries, he shall devote substantially all of his professional time to Intrinsic and its Subsidiaries and shall not participate in any manner in the management or operation of any business other than that of Intrinsic or any of its Subsidiaries or serving on the Board of Directors of the Company and its Subsidiaries; if he is no longer a director of the Company or its Subsidiaries, he shall not be employed by or participate in any manner in the management or operation of any business or entity that is or may reasonably become a competitor of the Company or its Subsidiaries, other than his employment with Intrinsic or any of its Subsidiaries, until the later to occur of (A) 24 months from the Closing Date or (B) 12 months after the date of termination of service as a director of the Company or any Subsidiary;

                  (ii) subject to Section 7.3 (iv) below, he shall conduct all his business activities relating to the purposes set forth in
         Section 2.2 through the Company and its Subsidiaries or through Intrinsic and its subsidiaries; and

                  (iii) he shall not beneficially own, directly or indirectly, any business or entity that is or may reasonably become a competitor of the Company or its Subsidiaries; except that the foregoing restriction will not apply to passive investment in up to 3% of any publicly listed company and the existing investments of the Founding Shareholders as of the Closing Date listed on Schedule 7.3 attached hereto.

                  (iv) in respect of Shao Xiaoli, he shall not be subject to Sections 7.3(i) and (ii) above for as long as he (1) shall be employed by Schlumberger Limited, or any of its Subsidiaries or Affiliates (collectively, "Schlumberger"), (2) resigns as a director of the Company within 30 days after the Closing Date, and does not act as an officer, employee, consultant or in similar capacities, of the Company after the Closing Date, and (3) executes a confidentiality agreement, reasonably satisfactory to Intrinsic with the Company by the Closing Date. If Shao Xiaoli's employment with Schlumberger shall terminate, he shall not be employed by or participate in any manner in the management or operation of any business or entity that is or may reasonably become a competitor of the Company or its Subsidiaries (other than entering into employment with or being a consultant for Intrinsic or any of its Subsidiaries) until 12 months from the later of Shao Xiaoli's termination of employment with Schlumberger and date of resignation as a director of the Company. If Shao Xiaoli shall begin employment, enter into a consultancy or similar relationships with the Company, then the provisions in Section 7.3(i) and (ii) shall be applicable to and binding on him, notwithstanding the foregoing provisions.

         Section 7.4       Confidentiality.

         No Shareholder nor any of its Affiliates, agents or employees shall reveal to any third party any confidential information concerning the Company, the Linktone Entities, any Subsidiary, the other Shareholders, their Affiliates or this Agreement and they shall use such information only to evaluate their investment in the Company, and shall not use any such information in any manner which may directly or indirectly adversely affect the Company, Linktone Entities, any Subsidiary, the other Shareholders and their respective Affiliates; provided that such information may be disclosed to third parties (i) to the extent reasonably required to accomplish any Transfer permitted by
Article VI, if the Transferee agrees in writing to the reasonable satisfaction of the Company to keep such information confidential (ii) as necessary in connection with the sale or offering of Shares by the Shareholders in accordance with Article IX, if the Transferee agrees in writing to the reasonable satisfaction of the Company to keep such information confidential, (iii) as required by law or pursuant to any legal proceedings or order of any court binding on such Shareholder, or the rules of any recognized stock exchange or other regulatory body, or (iv) who are the professional or legal advisors of a Shareholder or any of its Affiliates. This restriction shall cease to be binding in respect of information which has become available as a matter of public record through no act or omission of such Shareholder or its Affiliates, agents and employees, or to the extent such information was in the possession of such Shareholder or its Affiliates prior to its earliest receipt from another Shareholder, the Company, the Linktone Entity or any Subsidiary. The confidentiality provisions in this Section 7.4 shall survive the expiration or termination of this Agreement by three years.

                                  ARTICLE VIII
                               DISPUTE RESOLUTION

         Section 8.1 Arbitration.

         (a) Except as otherwise provided in this Agreement, any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or validity thereof, shall be finally settled by an arbitrator under the rules of the International Chamber of Commerce (the "ICC"). The place of arbitration shall be in Hong Kong, and the language used in the arbitral proceedings shall be English.

         (b) The arbitrator shall be appointed by mutual consent of the parties in accordance with the ICC rules regarding the appointment of arbitrators. If the parties shall fail to reach mutual consent in appointing the arbitrator, the disputing parties shall each appoint one arbitrator from the ICC roster of arbitrators, and those arbitrators shall jointly appoint an additional arbitrator from the ICC roster of arbitrators.

         (c) The arbitral proceeding shall accord to each of the parties the right of cross-examination of witnesses, the right to provide witnesses, including expert witnesses, and the right to make both written and oral submissions.

         (d) The arbitral award made and granted by the arbitrator shall be final, binding and incontestable and may be used as a basis for judgement thereon in any court having jurisdiction. All costs of arbitration (including, without limitation, those incurred in the appointment of arbitrator) shall be apportioned in the arbitral award.

         (e) No person who is, or has been, an employee or agent of, or consultant or counsel to, any Shareholder or any Affiliate thereof shall be eligible to act as an arbitrator at any time.

         Section 8.2 Court Action.

         None of the Shareholders shall be entitled to commence or maintain any action in a court of law (including any appeal against or review of the arbitral award) upon any matter in dispute arising out of or relating to or in connection with this Agreement, except for the enforcement of an arbitral award granted pursuant to this Agreement.

         Section 8.3 Waiver of Immunity.

         To the extent that any Shareholder (including assignees of any such party's rights or obligations hereunder) may be entitled, in any jurisdiction, to claim for itself or its revenues, assets or properties, immunity from service of process, suit, the jurisdiction of any court, an interlocutory order or injunction or the enforcement of the same against its property in such court, attachment prior to judgement, attachment in aid of execution of an arbitral award or judgement (interlocutory or final) or any other legal process, and to the extent that, in any such jurisdiction there may be attributed such immunity (whether claimed or not), each party hereto hereby irrevocably waives, such immunity.

         Section 8.4 Continued Performance.

         This Agreement and the rights and obligations of the parties shall remain in full force and effect pending the award in any arbitration proceeding hereunder.

         Section 8.5 Survival.

         The provisions contained in this Article VIII shall survive the expiration or termination of this Agreement.

                                   ARTICLE IX
            INITIAL PUBLIC OFFERING; REGISTRATION RIGHTS; TRADE SALE

         Section 9.1 Initial Public Offering.

         The Company, the Founding Shareholders, the Series B Preferred Shareholders, the Series C Preferred Shareholders, the Series D Preferred Shareholders, the Series E Shareholders and Icon undertake to use commercially reasonable efforts to complete an Initial Public Offering as soon as commercially appropriate. The Shareholders agree to cooperate in good faith and take measures reasonably required to effect such Initial Public Offering, including procuring its appointed directors and managers to assist the lead managers and underwriters and to take all necessary action at the reasonably appropriate time, including without limitation the conversion of Preferred Shares into Common Shares upon the request of Acer, Icon, Intrinsic, Temasek, Mitsubishi and Index amendments to corporate documents, financing and operating arrangements, and obtaining any necessary consents from third parties, all in accordance with the provisions of this Article IX.

         Section 9.2 Demand Registration.

         (a) Subject to the provisions of Section 9.2(c) and 9.4, at any time after earlier of (i) two years after the Closing Date, or (ii) nine months after the Initial Public Offering, any of Intrinsic, Acer, Mitsubishi, Index, Temasek and Icon may give written notice to the Company requesting the registration of the Registrable Securities held by them, including Common Shares issued or issuable upon conversion of Preferred Shares at the option of any Preferred Shareholder (provided that the aggregate offering price of such Registrable Securities is expected to be at least US$10 million) pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and thereupon, the Company shall promptly (1) provide written notice to all other holders of Registrable Securities who have not so requested registration, and allow such holders the opportunity (but not the right if they do not otherwise have such right) to participate in such registration, (2) provide written notice to all Common Shareholders to allow them the opportunity (but not the right if they do not otherwise have such right) to participate in such registration, and
(3) use commercially reasonable efforts to effect the registration of all such Registrable Securities under the Securities Act no later than 120 days from the date of the demand made pursuant to this Section 9.2. The Company and Shareholders shall use commercially reasonable efforts to cause each registration statement filed with the U.S. Securities and Exchange Commission (the "Commission") pursuant to this Section 9.2 to remain effective until the first to occur of (x) the sale of all of the Registrable Securities registered under the Securities Act pursuant to such registration statement or (y) the date that is 180 days following the date such registration statement was declared effective by the Commission, excluding any periods during which the Commission shall have issued any stop order with respect to such registration statement. The Company and Shareholders shall select the advisors, managing underwriter or underwriters for any offering of Shares under this Section 9.2, subject to the provisions of Section 4.4.

         (b) If and to the extent requested by the managing underwriter of any underwritten offering, the Company agrees (i) not to effect any public or private sale or distribution of its Equity Linked Securities, including a sale pursuant to Regulation D under the Securities Act, during the period specified by such managing underwriter and (ii) to use commercially reasonable efforts to cause each holder of its privately placed Equity Linked Securities purchased from the Company at any time on or after the date of this Agreement to agree not to effect any public sale or distribution of any such securities during the ten Business Day period prior to and the 120-day period beginning on the effective date of the registration statement filed pursuant to this Section 9.2, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration, if permitted).

         (c) If the Company shall furnish to the holders of Registrable Securities a certificate of the President of the Company that majority of the members of the Board of Directors has concluded in good faith that a demand registration of Registrable Securities by the Company pursuant to this Section
9.2 would (i) adversely affect the Company's plans for an Initial Public Offering or (ii) adversely affect the Company for any other reason, the Company may delay any such demand registration for up to three months, but in no case may the Company invoke the provisions of this Section 9.2(c) more than once in any 12 month period.

         (d) Intrinsic shall be entitled to two effective registrations pursuant to requests made at least nine months apart under this Section 9.2. Each of Acer, Mitsubishi, Index, Temasek and Icon shall be entitled to one effective registration under this Section 9.2.

         (e) If and to the extent requested by the managing underwriter of any underwritten offering, except pursuant to a registration statement filed pursuant to this Section 9.2, each Shareholder agrees not to effect any sale or distribution (other than private sales of Shares, subject to Article VI, to a purchaser or assignee who agrees to be bound by the terms of this Section 9.2) of any Shares during the ten Business Day period prior to, and during the 120-day period beginning on, the effective date of the registration statement filed pursuant to this Section 9.2.

         (f) Notwithstanding the foregoing, no Shareholder shall be entitled to initiate a demand registration under Section 9.2 if the total number of Registrable Securities to be sold by such Shareholder (and any affiliate of the Shareholder with whom such Shareholder must aggregate its sales under Rule
144) can be presently sold in any 90-day period without registration in compliance with Rule 144; provided that nothing in this sentence shall prevent such Shareholder from exercising its rights under Section 9.3.

         Section 9.3 Piggy-Back Registration.

         (a) Subject to the provisions of Section 9.4, if the Company at any time (other than pursuant to Section 9.2) proposes to register for sale any Equity Linked Security issued by the Company under the Securities Act (other than pursuant to a registration statement on Form S-4, F-4 or S-8 or any successor forms thereto) or, in any jurisdiction other than the United States, it shall each such time give written notice (the "Company Registration Notice") to the holders of Registrable Securities of its intention to do so no later than 30 days prior to the filing of such registration statement or listing application. The Company shall notify each of the holders of Registrable Securities in writing if the Company grants to any other Person, other than Acer, Intrinsic, Mitsubishi, Index, Temasek or Icon, the right to require the Company to register, under the Securities Act or any other applicable law, any Equity Linked Securities issued by the Company.

         (b) Upon the written request of any holder of Registrable Securities given within 25 days after receipt of any Company Registration Notice, the Company shall, subject to the provisions of Section 9.4, cause all Registrable Securities designated by such holder to be included in such registration statement or listing application; provided, however, if the Company elects to withdraw or delay any registration statement or listing application contemplated by the Company Registration Notice at any time prior to the effective date thereof, the Company shall be relieved of its obligations to register or list the Registrable Securities hereunder (but not of its obligation to pay the registration expenses associated therewith). Notwithstanding the foregoing, the demand registration rights of Intrinsic, Acer, Mitsubishi, Index, Temasek and Icon set out under Section 9.2 shall not be prejudiced and each of Intrinsic, Acer, Mitsubishi, Index, Temasek or Icon are entitled to request to effect the registration of the Registration Securities pursuant to Section 9.2 (assuming the conditions thereof are complied with). No registration or Initial Public Offering effected under this Section 9.3 shall relieve the Company of its obligation to effect any registration under Section 9.2.

         Section 9.4 Adjustments to Registration.

         If for any offering pursuant to Section 9.2 or Section 9.3 the managing underwriter, if any, advises that marketing factors require that the total number of securities to be registered of the Company or such requesting Shareholder plus the number of securities sought to be registered by any other Person be limited, and (i) such registration is a registration effected pursuant to a demand made under Section 9.2, then the securities included in such registration shall include: first, the Registrable Securities sought to be registered by the initiating holders thereof exercising such demand right, on a pro rata basis, and second, to the extent that such securities may be included in such registration, all other securities of the Company duly requested to be included in such registration statement, on a pro rata basis, or (ii) such registration is a registration effected pursuant to Section 9.3, then the securities included in such registration shall include: first, all securities of the Company proposed to be sold by the Company for its own account, second, the securities of the Company proposed to be sold by Acer, Icon, Mitsubishi, Index, Temasek and Intrinsic, on a pro rata basis, and third, to the extent such securities may be included in such registration, all other securities of the Company duly requested to be included in such registration, on a pro rata basis. Inclusion of securities of the Company in a registration on a pro rata basis shall be determined based on such ratio that the number or value of securities sought to be registered by such holder exercising a demand right or other holder bears to the total number or value of securities held by all such holders exercising a demand right or other such holders seeking registration, respectively.

         Section 9.5 Registration Procedures.

         (a) If and whenever the Company is required by the provisions of this Article IX to cause or to use commercially reasonable efforts to effect the registration of any Registrable Securities pursuant to the Securities Act, the Company shall use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and, except as otherwise provided in this Agreement, promptly:

                  (i) cooperate with the sellers of Registrable Securities and their underwriters and enter into a usual and customary underwriting agreement with respect thereto and take all such other reasonable actions as are necessary or advisable to permit, expedite and facilitate the disposition of such shares in the manner contemplated by the related registration statement in each case to the same extent as if all the securities then being offered were for the account of the Company;

                  (ii) provide to any seller of Registrable Securities, any underwriter participating in any distribution thereof pursuant to a registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, reasonable access upon reasonable prior notice to appropriate Company officers and employees to answer questions and to supply information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; provided that each such Person shall have executed a confidentiality agreement in form and substance reasonably satisfactory to the Company that restricts disclosure of such information unless required by applicable law;

                  (iii) if the registration statement relates to an underwritten offering, furnish or cause to be furnished to each such seller of Registrable Securities, a copy of the opinion of counsel for the Company, and a copy of the "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the registration statement, delivered on the closing date to the underwriters of such shares;

                  (iv) prepare and file with the Commission a registration statement with respect to such securities and use commercially reasonable efforts to cause such registration statement to become and remain effective for 180 days; and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the seller or sellers of Registrable Securities shall desire to sell or otherwise dispose of the same; provided that no such registration statement will be filed by the Company until counsel for the sellers of Registrable Securities shall have had a reasonable opportunity to review the same and approve any portion of such registration statement describing or referring to such sellers, and no amendment to any such registration statement initially naming such sellers as selling shareholders shall be filed with any governmental authority (including the Commission) until such sellers shall have had at least five Business Days to review such registration statement as originally filed and theretofore amended and to exercise their right to review the same and approve any portion of such registration statement describing or referring to such sellers;

                  (v) furnish to each seller of Registrable Securities such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the public sale or other disposition of such seller's securities;

                  (vi) use commercially reasonable efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller of Registrable Securities shall reasonably request, and do any and all other acts which may be necessary or advisable to enable such seller to consummate the public sale or other disposition of the securities owned by such seller in such jurisdictions, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service;

                  (vii) in the event of the issuance of any stop order suspending the effectiveness of any registration statement or of any order suspending or preventing the use of any prospectus or suspending the qualification of any shares for sale in any jurisdiction, use commercially reasonable efforts promptly to obtain its withdrawal;

                  (viii) make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, beginning with the first fiscal quarter beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

                  (ix) list such Registrable Securities on any securities exchange on which any securities of the Company are then listed, if the listing of such securities is then permitted under the rules of such exchange.

         (b) The Shareholders agree that, upon receipt of any written notice from the Company of (i) any request by the Commission for amendments or supplements to a registration statement or related prospectus, (ii) the issuance by the Commission of any stop order suspending the effectiveness of a registration statement or the initiation of any proceeding for that purpose,
(iii) receipt by the Company of any notification with respect to the suspension or qualification of any shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) the occurrence of any event which requires the making of any changes in a registration statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, the Shareholders will forthwith discontinue disposition of securities covered by such registration statement or prospectus (which discontinuance as to the circumstance described in clause (iii) shall be limited to the particular jurisdiction involved and shall be subject to the Company's use of commercially reasonable efforts to promptly cause such suspension or qualification to be terminated) until the Shareholders shall have received copies of a supplemented or amended prospectus or written notice by the Company that the use of the applicable prospectus may be resumed, and any additional or supplemental filings which are incorporated by reference in such prospectus. At the request of the Company, the Shareholders will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in the Shareholders' possession, of the prospectus covering such securities current at the time of receipt of such notice.

         Section 9.6 Expenses; Limitations on Registration.

         (a) All expenses incident to the Company's performance of its obligations in connection with any registration of the Registrable Securities under this Agreement including, without limitation, printing expenses, fees and disbursements of counsel for the Company, fees of the National Association of Securities Dealers, Inc. and the Commission in connection with their review of any offering contemplated in any registration statement, and expenses of any special audits and independent consultant reports which shall be necessary to comply with the Securities Act and other applicable law in connection with any such registration shall be paid by the Company. In connection with each registration, the Company shall pay (i) all registration and filing fees for the Registrable Securities and (ii) expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 9.5(a)(vi), and (iii) reasonable fees and expenses of one law firm that acts as special counsel for the Shareholders.

         (b) It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Article IX in respect of the Registrable Securities which are to be registered at the request of any Shareholder that (i) subject to the immediately preceding paragraph, the Company shall have received an undertaking satisfactory to it from such Shareholder to pay, or have deducted from the proceeds from the sale of securities pursuant to a registration, all underwriters' discounts, selling commissions, stock transfer taxes and other similar selling expenses to be incurred in respect of the sale of Registrable Securities by such Shareholder, and (ii) such Shareholder shall furnish to the Company such information regarding the securities held by such Shareholder and the intended method of disposition of the Registrable Securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

         Section 9.7 Indemnification.

         (a) In the event of any registration of any Registrable Securities pursuant to this Article IX, the Company shall indemnify and hold harmless the seller of such Registrable Securities, such seller's directors, partners, employees, agents and officers, and each other Person, if any, who controls, within the meaning of the Securities Act (a "Controlling Person"), such seller against any Losses to which such seller or any such director or officer or Controlling Person may become subject under the Securities Act or any other U.S. or foreign statute or rule or at common law, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, or in any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such seller or such director, officer, partner, employee, agent or Controlling Person for any legal or any other expenses reasonably incurred, as incurred, by such seller or such director, officer, partner, employees, agent or Controlling Person in connection with investigating or defending any such Loss; provided, however, that the Company shall not be liable in any such case to the extent that any such Loss arises out of or is based upon any alleged untrue statement or alleged omission made in such registration statement, preliminary prospectus, prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such seller specifically for use therein; provided, further, that the foregoing indemnity agreement shall not inure to the benefit of any seller of Registrable Securities from whom the Person asserting any such Losses purchased Registrable Securities, or any Controlling Person, if a copy of the prospectus (as then amended or supplemented) was provided by the Company to such seller and was not sent or given by or on behalf of such seller of Registrable Securities to such Person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Registrable Securities to such Person, and if such prospectus (as so amended or supplemented) would have cured the defect giving rise to such Losses.

         (b) Each holder of any Registrable Securities shall, by acceptance thereof, indemnify and hold harmless the Company, its directors and officers and each other Person, if any, who controls the Company against any Losses to which the Company or any such director or officer or any other Person controlling the Company may become subject under the Securities Act or under any other U.S. or foreign statute or rule or at common law, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which securities were registered, or in any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such alleged untrue statement or alleged omission was contained in written information furnished to the Company by such holder specifically for use therein, and shall reimburse the Company or such director, officer or other Controlling Person for any legal or any other expenses reasonably incurred, as incurred, in connection with investigating or defending any such Loss, provided that in no event shall any such holder be required to indemnify for Losses in excess of the proceeds received by such holder from the disposition of Registrable Securities pursuant to such registration statement.

         (c) The indemnity obligations provided in this Section 9.7 shall remain in full force and effect regardless of any investigation made by or on behalf of any seller or such director, officer, partner, employee, agent or Controlling Person, or by or on behalf of the Company, its officers or directors or any other Person controlling the Company and shall survive the transfer of such Registrable Securities by such seller and the expiration or termination of this Agreement.

         (d) Indemnification similar to that specified in Sections 9.7(a) and 9.7(b) shall be given by the Company and each holder of any Registrable Securities (with such modifications as shall be appropriate) to any underwriter and indemnification that is customarily given by underwriters in public offerings in the applicable place of registration or qualification shall be given by the underwriter to the Company and each holder of any Registrable Securities, in each case with respect to any required registration or other qualification of any Registrable Securities under any applicable law. The indemnity and expense reimbursements obligations of the Company and the holders provided in this Section 9.7 shall be in addition to any liability the Company and the holders may otherwise have.

                                    ARTICLE X
                                  MISCELLANEOUS

         Section 10.1 Notices.

         All notices and other communications provided for hereunder shall be in writing and in English and shall be deemed to have been duly given if mailed, by prepaid first class registered letter, or if sent by facsimile, telex or telegram, or if delivered by hand or international express courier, when confirmation is received, in each case as follows:

                  Linktone Ltd.
                  c/o Harbour Ring Plaza, Suite 6002
                  Shanghai 200001 PRC
                  Telephone:        +86 21 5385 3800
                  Facsimile         +86 21 5385 3826
                  Attention:        Vivien Wang

                  Intrinsic Technology (Holdings) Ltd.
                  c/o Harbour Ring Plaza, 6th Floor
                  Shanghai 200001 PRC

                  Telephone:        +86 21 5385 3000
                  Facsimile:        +86 21 5385 2412
                  Attention:        Derek Sulger

                  and copied (in each case) to

                  Thacher, Proffitt & Wood
                  11 West 42nd Street
                  [between Fifth Avenue
                  and (Sixth) Avenue of the Americas]
                  NEW YORK NY 10036, USA
                  Telephone:        +1 212 789 1400
                  Facsimile:        +1 212 789 3500
                  Attention:        Mark I. Sokolow

                  IP Fund One, L.P.
                  Ugland House
                  P.O. Box 309
                  George Town
                  Grand Cayman, Cayman Islands
                  British West Indies
                  c/o 7F-B
                  167 Tun Hua N. Road
                  Taipei 105, Taiwan
                  Telephone:        886-2-8712-9090
                  Facsimile:        886-2-8712-9091
                  Attention:        Richard Chang

                  and copied to

                  Acer Technology Ventures Asia Pacific Ltd.
                  c/o Pine City Hotel
                  Room 727
                  777 Zhao Jia Bang Road
                  Shanghai  200032
                  China
                  Telephone: 86 21 6431 1731
                  Facsimile: 86 21 6431 1731
                  Attention:        York Chen

                  Jun Wu
                  c/o Thacher Proffitt and Wood
                  2 World Trade Center
                  New York

                  NY 10048, USA
                  Telephone:        212 912 7400
                  Facsimile:        212 912 7751
                  Attention:        Mark I. Sokolow

                  Lee Haichao
                  c/o Thacher Proffitt and Wood
                  2 World Trade Center
                  New York
                  NY 10048, USA
                  Telephone:        212 912 7400
                  Facsimile:        212 912 7751
                  Attention:        Mark I. Sokolow

                  Xiaoli Shao
                  c/o Linklaters and Alliance
                  Central, Hong Kong
                  Telephone:        (852)
                  Facsimile:        (852)
                  Attention:        Xiaoli Shao, Senior Partner

                  Lunar Occidental Group LLC
                  c/o Thacher Proffitt and Wood
                  2 World Trade Center
                  New York
                  NY 10048, USA
                  Telephone:        212 912 7400
                  Facsimile:        212 912 7751
                  Attention:        Mark I. Sokolow

                  Mitsubishi Corporation
                  Mitsubishi Corporation Building
                  96 Ying Chun Rd, Pudong New Area
                  Shanghai 200127
                  Email: fang.fang@ap.mitsubishicorp.com
                  Attention: Fang Fang

                  Index Corporation
                  Carrot Tower  13th Floor 4-1-1
                  Taishido, Setagaya-ku
                  Tokyo, Japan 154-0004
                  Email: chin@indexweb.co.jp
                  Attention: Chen Hai Teng

                  Hong Lim Investments Pte Ltd
                  8, Shenton Way #38-03
                  Temasek Tower
                  Singapore 068811
                  Telephone: +65 3200 734
                  Facsimile: +65 324 1767
                  Email: layhoon@temasek.com.sg
                  (cc. boonyong@temasek.com.sg)
                  Attention: Company Secretary

                  [Names and contact information of Series A Preferred Shareholders as set forth on signature pages]

         Section 10.2 Binding Effect.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         Section 10.3 Headings.

         The headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning thereof.

         Section 10.4 Assignment.

         No party shall Transfer all or any part of its rights or obligations under this Agreement, except (i) in connection with a Transfer of Shares effected in accordance with the terms of this Agreement or (ii) with the prior written consent of all other parties, which consent shall not be unreasonably withheld or delayed. No assignment in connection with a Permitted Transfer shall relieve, release or discharge the assigning party of its obligations under this Agreement, except as expressly provided in the written consent. No rights and obligations under this Agreement shall be assigned unless such assignment is in accordance with this Article. The rights in respect of each of the Shareholders herein are assignable, except that:

                  (i) the information rights provided under Section 5.3 shall not be assignable to any Transferee if 75% of the Company's directors appointed by the Shareholders other than the Shareholder assigning such rights determine, in good faith, that the Transferee is a competitor of the Company;

                  (ii) in respect of Icon, other than in a Permitted Transfer, none of the rights provided under Sections 4.1 or 9.2(d) shall be assignable to any Transferee.

         Section 10.5 No Third Party Beneficiary.

         Nothing in this Agreement shall confer any rights upon any person or entity which is not a party to this Agreement, except as expressly set forth herein.

         Section 10.6 Further Assurances.

         Each of the parties hereto shall give such further assurance, provide such further information, take such further actions and execute and deliver such further documents and instruments, as are, in each case, within its power to give, provide and take so as to give full effect to the provisions of this Agreement. Without limitation of the foregoing, each Shareholder shall, subject to applicable law, vote its Shares, take all actions necessary and procure that its appointed directors take all action necessary, to (a) implement the provisions of this Agreement, including without limitation the minority protection rights in Section 4.4 and the Memorandum and Articles of Association, and (b) ensure that the Memorandum and Articles of Association and the respective memorandum and articles of association of each of the Company's Subsidiaries do not at any time conflict with any provision of this Agreement.

         Section 10.7 Language.

         This Agreement shall be executed in the English language and such English version shall prevail over any other translation. All documents delivered or executed in connection herewith shall be in English.

         Section 10.8 Governing Law.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         Section 10.9 Entire Agreement; Termination of Original Shareholders Agreements.

         This Agreement and the Series E Share Subscription Agreement (with respect to Temasek) constitute the entire agreement among the parties hereto and supersede all prior negotiations, statements and agreements of the parties hereto with respect to the subject matter hereof. The Original Shareholders hereby agree that the Original Shareholders Agreements shall be terminated and be of no further force or effect upon the execution and delivery of this Agreement.

         Section 10.10 Amendment and Waiver.

         No amendment or waiver hereto shall be effective or binding on any of the parties hereto unless in writing and signed by each of the parties, except with respect to Series A Preferred Shareholders, any amendment or waiver shall be effective and binding on all Series A Preferred Shareholders if agreed to by the holders of a majority of the Series A Preferred Shares. Any waiver by any of the parties hereto of any right hereunder or any breach hereof by another party shall not constitute a waiver of any other right or any other breach by such other party, whether of a similar or different nature thereto.

         Section 10.11 Remedies.

         In the event of any breach or threatened breach of this Agreement by any party hereto, the other parties shall be entitled to equitable relief in addition to any other rights and remedies available to them. Subject to Article VIII, each party hereby acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies which may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

         Section 10.12 Non-Recourse.

         The obligations of the Shareholders under this Agreement are obligations of such Shareholders only and no recourse shall be available against any officer, director or shareholder of any Shareholder.

         Section 10.13 Severability.

         In the event that any one or more of the provisions contained herein or the application thereof in any circumstance is held invalid, illegal or unenforceable in one jurisdiction or in any respect for any reason, the validity, legality and enforceability of any such provision in other jurisdictions or in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         Section 10.14 Counterparts.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

         Section 10.15 No Joint Venture.

         The parties to this Agreement hereby acknowledge that it is their intention and understanding that the transactions contemplated hereby do not in any way constitute or imply the formation of a joint venture or partnership between the parties for tax purposes, nor confer upon any party the right or power to act as agent for, or the responsibility for the acts or commitments of, any other party hereto.

         Section 10.16 Aggregation of Shares.

         All Shares held or acquired by Affiliates of any Person shall be aggregated together for the purpose of determining the availability of rights under this Agreement.

         Section 10.17 Indemnification.

         To the fullest extent permitted by law, each Shareholder shall (severally, and not jointly) indemnify the Company and the other Shareholders and hold them harmless from and against any and all losses, costs, liabilities, damages and expenses (including reasonable attorney's fees and disbursements) ("Losses") they may incur on account of any breach of any provision of this Agreement by such breaching Shareholder. The provisions contained in this
Section 10.17 shall survive the expiration or termination of this Agreement.

         Section 10.18 Submission to Jurisdiction.

         Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court located in the Southern District of New York , (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive personal jurisdiction of such courts in any such suit, action or proceeding.

         Section 10.19 Signed Originals Not Necessary.

         A facsimile transmission of a manually executed counterpart signature page of this Agreement, and an image of a manually executed counterpart signature page sent via e-mail to an authorized representative of the Company will constitute an original executed signature page of this Agreement.

         Section 10.20 QEF Election; U.S. Tax Issues.

         The parties hereto understand and agree that, if the Company becomes a passive foreign investment company for United States federal income tax purposes, Shareholders that are deemed United States entities may elect to treat the Company as a qualified electing fund ("QEF") within the meaning of section 1295 of the Internal Revenue Code. The Company agrees to take such action and provide such information as may be necessary (including providing a PFIC Annual Information Statement) within the meaning of Treasury Regulations section 1.1295-1(f) to permit such Shareholders and their Affiliates to make such an election.

         The Company and the Shareholders hereby agree that they will cooperate in good faith with the reasonable requests of Shareholders and their Affiliates who are United States taxpayers on all matters relating to their particular United States tax issues, including, without limitation, having the Company or any Subsidiaries make any "check the box" elections in order that the Company or any Subsidiaries be treated as other than corporations for United States federal tax purposes, such election to be made effective on or prior to the date of this Agreement.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date and year first set forth above.

                                          LINKTONE LTD.

                                          By: /s/ Nick Zhang
                                             -----------------------------------
                                          Nick Zhang
                                          Chief Executive Officer

Series B Preferred Shareholders:          IP FUND ONE, L.P.

                                          By: /s/ York Chen
                                             -----------------------------------
                                          York Chen

Series C Preferred Shareholders:          INTRINSIC TECHNOLOGY (HOLDINGS) LTD.

                                          By: /s/ Derek Sulger
                                             -----------------------------------
                                          Derek Sulger
                                          Chief Financial Officer

Series D Preferred Shareholders:          MITSUBISHI CORPORATION

                                          By: /s/ Hajume Kimura
                                             -----------------------------------
                                          Division COO
                                          eCommerce Division

                                          INDEX CORPORATION

                                          By: /s/ Takamoto Miura
                                             -----------------------------------

Series E Preferred Shareholders:          HONG LIM INVESTMENTS PTE LTD

                                          By: /s/ John Teo Woon Keng
                                             -----------------------------------
                                          John Teo Woon Keng
                                          Director

                      Linktone Ltd. Shareholders Agreement
                                 Signature Page

Founding Shareholders:                    JUN WU

                                           /s/ Jun Wu
                                          --------------------------------------

                                          LEE HAICHAO

                                           /s/ Lee Haichao
                                          --------------------------------------

                                          SHAO XIAOLI

                                           /s/ Shao Xiaoli
                                          --------------------------------------

                                          LUNAR OCCIDENTAL GROUP LLC

                                          By: /s/ Patrick Benzie
                                              ----------------------------------
                                          Name:
                                          Title:

                      Linktone Ltd. Shareholders Agreement
                                 Signature Page

Series A Preferred Shareholders:          ICON VENTURES ASIA LIMITED

                                          By: /s/ Goran S. Malm
                                             -----------------------------------
                                          Name: Goran S. Malm
                                          Title: CEO

                                          Mike Jepsen
                                          Carol Lee
                                          Tim Chang
                                          Derek Chang
                                          Ted Davis
                                          Hiking Corporation Ltd.
                                          Greenacre Ventures Ltd.
                                          Orford Finance
                                          Begert, Mark
                                          Naqi, Zain
                                          Simev Ltd.
                                          Lee, Nicholas H(aifeng)
                                          Attali and Associates Venture
                                          Bouaoudia, Samir
                                          Dale, Andrew
                                          Axelsson, Per
                                          Satrap, Alrieza
                                          Hu, An Kai
                                          Kushner, Jason
                                          Hovey, William
                                          Sulger, Justin
                                          Santos, Robert
                                          Pratt, Jon
                                          Halpert, Samuel
                                          Erhard, John
                                          Hall, Robert
                                          Sulger, Helga
                                          Li, Dong
                                          Nelson, Kipp
                                          Chu, Rowena
                                          Cordeiro, Carlos
                                          Icon Ventures Asia Ltd.
                                          Yee, Danny
                                          Ryan, Barry
                                          Briger, Peter
                                          Harrington, Noreen
                                          Grant, Geoff
                                          Novogratz, Mike
                                          Lunar Occidental LLC
                                          Oberoi, Alok
                                          Chang, Thomas

                      Linktone Ltd. Shareholders Agreement
                                 Signature Page

                                          Chalkstripe Consultants Ltd.
                                          McGoldrick, Mark
                                          Pitts, Thomas
                                          Eisler, Edward
                                          Atlantic Portfolio Management
                                          Tazza, Steven
                                          Parmenter, Julian
                                          Jessop, John
                                          WPP Global ESOP (HSBC Trustee CI Ltd)
                                          Scrase, Richard
                                          Langmuir, Gavin
                                          Vujnovich, Christopher
                                          Patton, Robert
                                          McAdam, Timothy
                                          Van Marcke, Lieven
                                          Kurtzman, Charles D
                                          Rogers, Brian
                                          Rosebud Securities Ltd.
                                          Hu, Fred
                                          Wisnia, Samuel
                                          Stovell, Peter
                                          Klammers, Remy
                                          Anderson, Matthew
                                          Jessop Jr, Thomas F.
                                          Correa, Anthony
                                          Brumbach, Chris
                                          Patton, Richard
                                          Jessop Sr, Thomas
                                          Gennotte, Gerard
                                          Amato, Michael
                                          Ahrens, Nat
                                          Tarr, Greg
                                          Dyer, Ashley
                                          Lawin, Scott
                                          Rafferty, Mike
                                          Cacioppo, Anthony
                                          Kass, Jeffrey S.

                                          By: /s/ Patrick Benzie
                                              ----------------------------------
                                          Derek Sulger or Patrick Benzie
                                          Attorney-in-Fact

                      Linktone Ltd. Shareholders Agreement
                                 Signature Page

                                                                       Exhibit A

                     MEMORANDUM AND ARTICLES OF ASSOCIATION

                                       OF

                                  LINKTONE LTD.

                                                                    SCHEDULE 7.3

             OTHER EXISTING INVESTMENTS OF THE FOUNDING SHAREHOLDERS

         Name                                            Investments
         ----                                            -----------
1. Jun Wu                       360,200 Ordinary Shares of Intrinsic Technology (Holdings) Ltd.
2. Lee Haichao                  146,700 Ordinary Shares of Intrinsic Technology (Holdings) Ltd.
3. Shao Xiaoli                  155,000 Ordinary Shares of Intrinsic Technology (Holdings) Ltd.
4. Lunar Occidental, LLC        312,000 Ordinary Shares of Intrinsic Technology (Holdings) Ltd.
5. Patrick Benzie               50% equity interest in Lunar Occidental, LLC
6. Derek Sulger                 50% equity interest in Lunar Occidental, LLC